Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

LEVI STRAUSS & CO

Battery Street Enterprises, Inc.

Levi Strauss Services Inc.

Hartwell Commodities Group

Levi Strauss (Hong Kong) Limited

Fancy Capital Limited

Levi Strauss Dominicana, S.A.

Levi Strauss Eximco de Columbia Limitada

Levi Strauss Financial Center Corporation

Levi Strauss Securitization Corp.

Levi Strauss Global Fulfillment Services, Inc.

Levi Strauss International, Inc.

Levi Strauss International

Levi Strauss & Co. (Canada) Inc.

Levi Strauss (Australia) Pty. Ltd.

Levi Strauss (Malaysia) Sdn. Bhd.

Levi Strauss (New Zealand) Limited

Levi Strauss (Phil.) Inc. II

Levi Strauss (Philippines) Inc.

Levi Strauss (Suisse) SA

Levi Strauss Asia Pacific Division Pte Ltd

PT Levi Strauss Indonesia

Levi Strauss Belgium SA

Levi Strauss Chile Limitada

Levi Strauss Continental SA

Levi Strauss & Co. Europe SCA/CVA

Casualwear Direct B.V.

Levi Strauss International Group Finance Coordination Services SCA/CVA

Levi Strauss (U.K.) Ltd.

Levi Strauss Pension Trustee Ltd.

Levi Strauss International Group Finance SPRL/BVBA

Paris – O.L.S. S.A.R.L.

Levi Strauss de Espana, S.A.

Levi Strauss de Mexico, S.A. de C.V.

Levi Strauss do Brasil Industria e Comercio Ltda

Levi Strauss Germany GmbH

Levi Strauss Global Operations, Inc.

Levi Strauss Nederland B.V.

Dockers Europe B.V.

Levi Strauss Dis Ticaret Limited Sirketi

Levi Strauss Hellas AEBE

Levi Strauss Polska Sp. z.o.o.

Levi Strauss Praha, spol. s.r.o.

Levi Strauss South Africa (Proprietary) Ltd.

Levi Strauss Hungary Trading Limited Liability Company

Levi Strauss Istanbul Konfeksiyon Sanayi ve Ticaret A.S.

Levi Strauss Italia S.R.L.

Levi Strauss Korea Ltd.

Levi Strauss Mauritius Ltd.

Dongguan Levi Apparel Company Limited

Levi Strauss (India) Private Limited

Levi Strauss Pakistan (Private) Limited

Levi Strauss Trading (Shanghai) Limited

Levi Strauss, U.S.A., LLC

Levi Strauss-Argentina, LLC

Majestic Insurance International Ltd.

Levi Strauss Japan Kabushiki Kaisha

Levi’s Only Stores, Inc.

Miratrix, S.A.

NF Industries, Inc.

Levi Strauss Receivables Funding, LLC

Caliman Company Limited

Koracorp Industries

Levi Strauss Eximco (Asia) Pte. Ltd.

Levi Strauss de Venezuela C.A.

Slivergrove Limited

Levi Strauss Global Operations LLC

Dockers Luxembourg Sarl

Dockers UK Limited

Retailindex Ltd.

Farvista Ltd.

Dockers Ireland Ltd.